UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CALIFORNIA MICRO DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2672609
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

490 N. McCarthy Blvd., #100

Milpitas, California 95035-5112

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act: Series A Participating Preferred Stock Purchase Rights

Item 1.	Description of Registrant’s Securities to be Registered.

California Micro Devices Corporation (the “Company”) hereby amends, by supplementing with the information set forth below, its Form 8-A initially filed with the Securities and Exchange Commission on September 26, 2001:

On December 11, 2009, the Company entered into an Amendment to Rights Agreement (the “Amendment”), to amend that certain Rights Agreement dated as of September 24, 2001 with Mellon Investor Services LLC as “Rights Agent” (the “Rights Agreement”), with the purpose and effect of terminating the Rights Agreement. Pursuant to the Amendment, the Series A Participating Preferred Stock Purchase “Rights” which accompanied the Company’s common stock expired of the close of business on December 11, 2009 and the Rights Agreement terminated on such date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit	Description

4.1	Rights Agreement, dated as of September 24, 2001, by and between California Micro Devices Corporation and Mellon Investor Services LLC, as Rights Agent (previously filed as Exhibit 4.1 to the Company’s Form 8-A filed on September 26, 2001 and incorporated herein by reference).

4.2	Amendment to Rights Agreement, dated as of December 11, 2009, by and between California Micro Devices Corporation and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K of even date herewith and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALIFORNIA MICRO DEVICES CORPORATION

Date: December 14, 2009	By:	/S/ ROBERT V. DICKINSON
	Name:	Robert V. Dickinson
	Title:	President and CEO

EXHIBIT INDEX

Exhibit	Description

4.1	Rights Agreement, dated as of September 24, 2001, by and between California Micro Devices Corporation and Mellon Investor Services LLC, as Rights Agent (previously filed as Exhibit 4.1 to the Company’s Form 8-A filed on September 26, 2001 and incorporated herein by reference).

4.2	Amendment to Rights Agreement, dated as of December 11, 2009, by and between California Micro Devices Corporation and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K of even date herewith and incorporated herein by reference).

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